UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

SFSB, INC.

(Exact name of registrant as specified in its charter)

UNITED STATES	To be Applied For
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1614 Churchville Road, Bel Air, Maryland	21015
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-119128.

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $.01 PER SHARE
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of SFSB, Inc.,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-119128), which is hereby incorporated by reference. For a description of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restriction on the Acquisition of SFSB, Inc. And Slavie Federal Savings Bank” in the Registrant’s prospectus.

ITEM 2. EXHIBITS.

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

(a)	Charter

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2, No. 333-119128, filed on September 20, 2004.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, No. 333-119128, filed on November 2, 2004.

(c)	Slavie Federal Savings Bank Second Amended and Restated Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan.

Incorporated by reference to Exhibit 2 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, No. 333-119128, filed on November 2, 2004.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, No. 333-119128, filed on November 2, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SFSB, INC.
(Registrant)

Date:	November 10, 2004

By:	/s/ Philip E. Logan
Philip E. Logan
President and Chief Executive Officer